EXHIBIT 23


                         Consent of Independent Auditors





The Board of Directors
Circuit City Stores, Inc.:

We consent to incorporation by reference in the registration statements (Numbers 33-56697, 33- 50144, 33-36650, 33-22874, 33-64757 and 333-02971) on Form S-8 of
Circuit City Stores, Inc. of our report dated April 3, 1996, relating to the consolidated balance sheets of Circuit City Stores, Inc. and subsidiaries (the Company) as of February 29, 1996 and February 28, 1995, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the fiscal years in the three-year period ended February 29, 1996, which report is incorporated by reference from the annual report to stockholders in the February 29, 1996 annual report on Form 10-K of Circuit City Stores, Inc. We also consent to the incorporation by reference in the foregoing registration statements of our report dated April 3, 1996, relating to the financial statement schedule of Circuit City Stores, Inc., which report appears as listed in Item 14(a)2 of this Form 10-K.


s/ KPMG Peat Marwick LLP


Richmond, Virginia
May 17, 1996